April 8, 2005


Mr. Peter Brocklesby
President
Applied DNA Sciences, Inc.
9229 W. Sunset Boulevard, Suite 830
Los Angeles, CA 90069

                              Termination Agreement

Dear Mr. Brocklesby:

     1. Termination.

     (a) This letter (this "Letter Agreement") confirms our mutual agreement with respect to the termination of the Engagement Agreement entered into as of August 6, 2004, including the Form of Warrant attached thereto as Exhibit A (the "Engagement Agreement"), by and between Giuliani Partners LLC (together with its affiliates, employees and agents, "~") and Applied DNA Sciences Inc. ("ADNAS"), and all contractual relations between the parties.

     (b) Except for Sections 5(a), 7, 10 and 11 of the Engagement Agreement (the "Surviving Provisions"), the Engagement Agreement shall terminate and be of no further force and effect as of April 7, 2005 (the "Termination Date"). The Surviving Provisions shall survive the Termination Date and shall continue to be effective in accordance with their terms.

     2. Discharge of Obligations and Release. Except for the Surviving Provisions, effective as of the Termination Date, each of GP on the one hand, and ADNAS on the other hand, is discharged from any and all obligations under the Engagement Agreement. Except for the Surviving Provisions, ADNAS irrevocably and unconditionally waives, releases, and discharges any and all claims it may have against GP in connection with or arising out of the Engagement Agreement or OP's services thereunder (including, without limitation, the termination of the Engagement Agreement pursuant to this Letter Agreement). Except for the Surviving Provisions, GP irrevocably and unconditionally waives, releases, and discharges any and all claims it may have against ADNAS, in connection with or arising out of the Engagement Agreement (including, without limitation, the termination of the Engagement Agreement pursuant to this Letter Agreement).


     3. Press Release. The text of any press release issued by ADNAS regarding the termination of the parties' relationship shall be mutually agreed by ADNAS and OP.

     4. Use of Giuliani" Marks. Effective as of the Termination Date, ADNAS shall have no further right to use or exploit the trade names and trademarks "Rudolph Giuliani," "Giuliani Partners LLC," or any similar mark or variations or derivations thereof.

     5. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, applicable to contracts made and to be performed therein.

     6. Counterparts. This Letter Agreement may be executed and delivered (including by facsimile transmission) in several counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                    * * * *



     Your signature below on the indicated enclosed copy of this Letter Agreement is your representation that you are authorized to enter into and to agree to the terms of this Letter Agreement on behalf of ADNAS. This Letter Agreement shall be binding on all parties and their respective heirs, successors and permitted assigns. Please execute and return the indicated enclosed copy of this Letter Agreement to GP.

                                                 Very truly yours,

                                                 GIULIANI PARTNERS LLC

                                                 By:/s/ Eric Hatzimemos
                                                    -------------------
                                                    Eric Hatzimemos
                                                    Managing Director


                                                APPLIED DNA SCIENCES, INC.


Dated: 4/11/05                                  By: /s/ Peter Brocklesby
                                                    --------------------
                                                    Peter Brocklesby
                                                    President